Exhibit 99.1

News Release

Inquiries: Jeanne Leonard, Liberty Property Trust, 610.648.1704

Liberty Property Trust Announces First Quarter Results

•                  Funds from Operations per share grew 21%

•                  Sale at Cambridge Biomedical Campus in Cambridge, UK, resulted in a $4.8 million gain

•                  Portfolio occupancy increased to 93.2%

•                  Same store operating income increased by 2.9%

•                  Amendment to lease for Comcast Innovation and Technology Center, the 1.3 million square feet of office space is now 100% leased

•                  Borrowing costs reduced through repayment of $300 million of 5.125% Senior Notes, issuance of $400 million of 3.75% Senior Notes.

Malvern, PA, April 21, 2015 - Liberty Property Trust reported that funds from operations available to common shareholders (diluted) (“FFO”) for the first quarter of 2015 was $0.70 per share, compared to $0.58 per share for the first quarter of 2014.

Net income per common share (diluted) was $0.21 per share for the quarter ended March 31, 2015, compared to $0.49 per share (diluted) for the quarter ended March 31, 2014. Net income for the 2015 period reflects gain on sale of $0.02 per share, compared with $0.31 per share for the 2014 period.

Operating results for the first quarter of 2015 include:

•                  Termination fees of $3.8 million

•                  A gain related to the sale by a joint venture of a land leasehold interest in Cambridge, United Kingdom, Liberty’s share of which was $4.8 million

•                  G&A expense of $4.0 million (compared to $3.9 million for the first quarter of 2014) of additional compensation expense related to the accelerated vesting of long-term incentive compensation

“Outstanding leasing activity, rent and occupancy growth, and development deliveries all contributed to a very solid quarter, reflecting the continued strength of the industrial and Class A office markets, “ said Bill Hankowsky, chairman and chief executive officer. “We are also on track to meet our 2015 strategic targets for development starts and property sales during the remaining three quarters.”

-more-

Portfolio Performance

Occupancy: At March 31, 2015, Liberty’s in-service portfolio of 105 million square feet was 93.2% occupied, compared to 93.0% at the end of the fourth quarter of 2014. During the quarter, Liberty completed lease transactions totaling 6.7 million square feet of space. Transactions during the quarter included:

•                  Comcast Corporation exercised its right to lease the entirety of the office space in the Comcast Innovation and Technology Center being developed in Philadelphia. Comcast had previously committed to lease approximately 74% of the office space in the building.

•                  A lease for 117,593 square feet at 1910 West Rio Salado Parkway, an office development in Tempe, AZ scheduled to come into service in the second quarter of 2016

•                  A lease for 723,291 square feet of distribution space at 1070 Windham Parkway in Romeoville, IL

•                  A lease for 593,600 square feet of distribution space at 563 S. 63rd Avenue in Phoenix, AZ

Same Store Performance: Property level operating income for same store properties increased by 1.8% on a cash basis and by 2.9% on a straight line basis for the first quarter of 2015 compared to the same quarter in 2014.

Real Estate Investments

Development Deliveries: In the first quarter, Liberty brought into service four wholly-owned development properties for a total investment of $47.0 million. The properties contain 466,000 square feet of leasable space and were 65% occupied as of the end of the first quarter and 87% occupied as of April 1, 2015. The yield on these properties at March 31, 2015 was 7.5% and the stabilized yield is expected to be 9.1%.

Acquisitions and Development Starts: Liberty did not acquire or begin development of any properties during the first quarter.

Subsequent to the end of the quarter, a joint venture in which Liberty holds a 25% position began development of a 211,000 square foot distribution building at Commodore Business Park in Logan Township, NJ.

Real Estate Dispositions

During the first quarter, Liberty sold seven properties containing 622,000 square feet of leasable space, for $42.2 million. The properties were 86.5% leased at the time of the sale and consist of six industrial buildings in non-core markets and a suburban office property in Plymouth Meeting, PA.

Capital Activities

The Company paid off $300 million of 5.125% Senior Unsecured Notes due March 2015 and issued $400 million of 10-year 3.75% Senior Unsecured Notes.

About the Company

Liberty Property Trust (NYSE:LPT) is a leader in commercial real estate, serving customers in the United States and United Kingdom, through the development, acquisition, ownership and management of superior office and industrial properties. Liberty’s 105 million square foot portfolio includes 750 properties which provide office, distribution and light manufacturing facilities to 1,900 tenants.

Additional information about the Company, including Liberty’s Quarterly Supplemental Package with detailed financial information is available in the Investors section of the Company’s web site at www.libertyproperty.com. If you are unable to access the web site, a copy of the supplemental package may be obtained by contacting Liberty by phone at 610-648-1704, or by e-mail to jleonard@libertyproperty.com.

Liberty will host a conference call during which management will discuss first quarter results, on Tuesday, April 21, 2015, at 1 p.m. Eastern Time.  To access the conference call, please dial 855-277-7530. The passcode needed for access is 70954561. A replay of the call will be available until May 21, 2015, by dialing 1-855-859-2056 using the same passcode as above. The call can also be accessed via the Internet on the Investors page of Liberty’s web site at www.libertyproperty.com.

The statements contained in this press release may include forward-looking statements within the meaning of the federal securities law.  These forward-looking statements include statements relating to, among others things, achievement of strategic targets, expectations for our operating results, business and financial condition, business and our growth prospects, as well as statements that are generally accompanied by words such as “believes,” “anticipates,” “expects,” “estimates,” “should,” “seeks,” “intends,” “proposed,” “planned,” “outlook” and “goal” or similar expressions. Although Liberty believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved.  As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the expected results.  These risks, uncertainties and other factors include, without limitation, uncertainties affecting real estate business generally (such as entry into new leases, renewals of leases and dependence on tenants’ business operations), risks relating to the integration of the operations of entities that we have acquired or may acquire, risks relating to financing arrangements and sales of securities, possible environmental liabilities, risks relating to leverage and debt service (including availability of financing terms acceptable to the company and sensitivity of the company’s operations and financing arrangements to fluctuations in interest rates), dependence on the primary markets in which the company’s properties are located, the existence of complex regulations relating to status as a REIT and the adverse consequences of the failure to qualify as a REIT, risks relating to litigation, including without limitation litigation involving entities that we have a acquired or may acquire, and the potential adverse impact of market interest rates on the market price for the company’s securities, and other risks and uncertainties detailed in the company’s filings with the Securities and Exchange Commission.  The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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Liberty Property Trust

Statement of Operations

March 31, 2015

(Unaudited and in thousands, except per share amounts)

	Quarter Ended
	March 31, 2015	March 31, 2014

Operating Revenue
Rental	$148,585	$138,949
Operating expense reimbursement	58,316	58,681
Total operating revenue	206,901	197,630
Operating Expenses
Rental property	35,571	38,641
Real estate taxes	26,164	24,501
General and administrative	18,802	18,356
Depreciation and amortization	58,796	56,734
Impairment - real estate assets	15,739	—
Total operating expenses	155,072	138,232
Operating Income	51,829	59,398
Other Income/Expense
Interest and other	6,371	2,439
Interest	(34,670)	(39,207)
Total other income/expense	(28,299)	(36,768)
Income before property dispositions, income taxes, noncontrolling interest and equity in earnings of unconsolidated joint ventures	23,530	22,630
Gain on property dispositions	2,271	—
Income taxes	(845)	(531)
Equity in earnings of unconsolidated joint ventures	6,906	4,159
Income from continuing operations	31,862	26,258
Discontinued operations (including net gain on property dispositions of $46,115 for the quarter ended March 31, 2014	—	47,848
Net Income	31,862	74,106
Noncontrolling interest - operating partnerships	(853)	(1,853)
Noncontrolling interest - consolidated joint ventures	(58)	(353)
Net Income available to common shareholders	$30,951	$71,900
Net income	$31,862	$74,106
Other comprehensive (loss) income - foreign currency translation	(10,410)	1,346
Other comprehensive loss - change in net unrealized gain on derivative instruments	(947)	(511)
Comprehensive income	20,505	74,941
Less: comprehensive income attributable to noncontrolling interest	(648)	(2,226)
Comprehensive income attributable to common shareholders	$19,857	$72,715
Basic income per common share
Continuing operations	$0.21	$0.17
Discontinued operations	$—	$0.32
Total basic income per common share	$0.21	$0.49
Diluted income per common share
Continuing operations	$0.21	$0.17
Discontinued operations	$—	$0.32
Total diluted income per common share	$0.21	$0.49
Weighted average shares
Basic	148,315	146,425
Diluted	149,031	147,095
Amounts attributable to common shareholders
Income from continuing operations	$30,951	$25,179
Discontinued operations	—	46,721
Net income	$30,951	$71,900

Liberty Property Trust

Statement of Funds From Operations

March 31, 2015

(Unaudited and in thousands, except per share amounts)

	Quarter Ended
	March 31, 2015		March 31, 2014
		Per		Per
		Weighted		Weighted
		Average		Average
	Dollars	Share	Dollars	Share

Reconciliation of net income to FFO - basic:
Basic - income available to common shareholders	$30,951	$0.21	$71,900	$0.49

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	2,952		3,291
Depreciation and amortization	58,365		56,107
Gain on property dispositions / impairment - real estate assets	13,468		(45,526)
Noncontrolling interest share in addback for depreciation and amortization and gain on property dispositions	(1,735)		(327)
Funds from operations available to common shareholders - basic	$104,001	$0.70	$85,445	$0.58

Reconciliation of net income to FFO - diluted:
Diluted - income available to common shareholders	$30,951	$0.21	$71,900	$0.49

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	2,952		3,291
Depreciation and amortization	58,365		56,107
Gain on property dispositions / impairment - real estate assets	13,468		(45,526)
Noncontrolling interest excluding preferred unit distributions	735		1,735
Funds from operations available to common shareholders - diluted	$106,471	$0.70	$87,507	$0.58

Reconciliation of weighted average shares:
Weighted average common shares - all basic calculations	148,315		146,425
Dilutive shares for long term compensation plans	716		670
Diluted shares for net income calculations	149,031		147,095
Weighted average common units	3,541		3,556
Diluted shares for Funds from operations calculations	152,572		150,651

The Company believes that the calculation of Funds from operations is helpful to investors and management as it is a measure of the Company’s operating performance that excludes depreciation and amortization and gains and losses from property dispositions.  As a result, year over year comparison of Funds from operations reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, providing perspective not immediately apparent from net income.  In addition, management believes that Funds from operations provides useful information to the investment community about the Company’s financial performance when compared to other REITs since Funds from operations is generally recognized as the standard for reporting the operating performance of a REIT.  Funds from operations available to common shareholders is defined by NAREIT as net income (computed in accordance with generally accepted accounting principles (“GAAP”)), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Funds from operations available to common shareholders does not represent net income or cash flows from operations as defined by GAAP and does not necessarily indicate that cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the Company’s operating performance or to cash flows as a measure of liquidity. Funds from operations available to common shareholders also does not represent cash flows generated from operating, investing or financing activities as defined by GAAP.

Liberty Property Trust

Balance Sheet

March 31, 2015

(Unaudited and in thousands, except share and unit amounts)

	March 31, 2015	December 31, 2014
Assets
Real estate:
Land and land improvements	$1,187,786	$1,189,760
Building and improvements	5,347,120	5,343,908
Less: accumulated depreciation	(1,221,059)	(1,182,569)

Operating real estate	5,313,847	5,351,099

Development in progress	269,518	277,411
Land held for development	272,349	269,059

Net real estate	5,855,714	5,897,569

Cash and cash equivalents	38,755	69,346
Restricted cash	18,911	20,325
Accounts receivable	19,039	15,481
Deferred rent receivable	113,129	107,909
Deferred financing and leasing costs, net of accumulated amortization (2015, $173,076; 2014, $169,468)	202,231	206,286
Investments in and advances to unconsolidated joint ventures	215,403	208,832
Assets held for sale	—	8,389
Prepaid expenses and other assets	101,322	91,399

Total assets	$6,564,504	$6,625,536

Liabilities
Mortgage loans	$484,584	$487,301
Unsecured notes	2,607,874	2,509,094
Credit facility	50,000	167,000
Accounts payable	51,783	52,043
Accrued interest	36,691	24,513
Dividend and distributions payable	72,512	72,253
Other liabilities	199,311	219,418

Total liabilities	3,502,755	3,531,622

Noncontrolling interest - operating partnership - 301,483 preferred units outstanding as of March 31, 2015 and December 31, 2014	7,537	7,537

Equity
Shareholders’ equity:
Common shares of beneficial interest, $.001 par value, 283,987,000 shares authorized, 150,367,813 (includes 1,249,909 in treasury) and 149,807,179 (includes 1,249,909 in treasury) shares issued and outstanding as of March 31, 2015 and December 31, 2014, respectively	151	150
Additional paid-in capital	3,760,833	3,740,594
Accumulated other comprehensive loss	(17,346)	(6,252)
Distributions in excess of net income	(694,748)	(654,869)
Common shares in treasury, at cost, 1,249,909 shares as of March 31, 2015 and December 31, 2014	(51,951)	(51,951)
Total shareholders’ equity	2,996,939	3,027,672

Noncontrolling interest - operating partnership
3,539,075 and 3,553,566 common units outstanding as of March 31, 2015 and December 31, 2014, respectively	53,354	54,786
Noncontrolling interest - consolidated joint ventures	3,919	3,919

Total equity	3,054,212	3,086,377

Total liabilities, noncontrolling interest - operating partnership & equity	$6,564,504	$6,625,536